UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/02/2008

Aurelio Resource Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50931

Nevada	33-1086828
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12345 W. Alameda Parkway, Suite 202
Lakewood, CO 80228
(Address of principal executive offices, including zip code)

303-795-3030
(Registrant’s telephone number, including area code)

5554 S. Prince Street
Suite 200
Littleton, CO 80120
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Stock Purchase Agreement

On September 30, 2008, Aurelio Resource Corporation ("Aurelio") entered into a Stock Purchase Agreement (the "Agreement") with Telifonda (Cayman) Ltd. ("Telifonda") pursuant to which Aurelio has agreed to sell to Telifonda its Bolsa Resources, Inc. subsidiary, which owns Aurelio's Hill Copper-Zinc Project.

Pursuant to the Agreement, Aurelio would sell all of the outstanding stock in Bolsa Resources, Inc. to Telifonda in exchange for $2,000,000 cash; and Aurelio would retain a 3% Net Smelter Return Royalty ("NSR") on all future precious and base metal production from the Project (the "Bolsa NSR"). The Bolsa NSR is further described in the Bolsa NSR Agreement, which would be executed at the closing of the transactions contemplated by the Agreement. A form of the Bolsa NSR Agreement has been filed with this Current Report on Form 8-K.

The proposed transaction requires Telifonda to complete a Bankable Feasibility Study within the next four years; should Telifonda fail to complete the Feasibility Study or otherwise maintain the 5,000+ acre land position, Aurelio would have the exclusive right to re-acquire the Hill Copper-Zinc Project by reimbursing Telifonda for its $2,000,000 investment and any out-of-pocket expenditures.

Upon completion of the Bankable Feasibility Study, Telifonda would have a right to purchase the Bolsa NSR at fair market value on the terms set forth in the Bolsa NSR Agreement.

In addition, upon the closing of the transactions contemplated by the Agreement, Telifonda would also purchase a 3% NSR interest in the Gavilanes gold project for $2,000,000 cash (the "Gavilanes NSR"). Aurelio would retain the right to repurchase the Gavilanes NSR at fair market value on the terms set forth in the Gavilanes NSR Agreement. The Gavilanes NSR Agreement would be executed at the closing of the transactions contemplated by the Agreement. A form of the Gavilanes NSR Agreement has been filed with this Current Report on Form 8-K.

The foregoing summary of the Agreement, the Bolsa NSR and the Gavilanes NSR does not purport to be complete and is qualified in its entirety by reference to the Agreement, the Bolsa NSR and the Gavilanes NSR which are filed as Exhibits 10.19, 10.20 and 10.21 hereto and are incorporated by reference herein.

Based on information filed in a form 13D by Telifonda Holdings Co. Limited ("Holdings") and DFG Master Hedge Fund Ltd. ("DFG"), Anthony Warnaars is responsible for the overall management and control of DFG. Holdings is a wholly-owned subsidiary of DFG, and Aurelio has been informed by Telifonda that Holdings is the sole stockholder of Telifonda. Mr. Anthony Warnaars is the son of Dr. Frederik Warnaars, a member of the board of directors of Aurelio.

In addition, two members of the board of directors of Aurelio, Mr. Frank Vermeulen and Mr. Stephan Roes, are appointees of Telifonda.

Bridge Loan Agreement

As part of the transaction contemplated by the Agreement, on September 30, 2008 Telifonda advanced $2,000,000 to Aurelio (the "Bridge Loan") that will be repaid upon the closing of the transactions contemplated by the Agreement by offsetting the principal and interest outstanding under the Bridge Loan against the cash consideration due under the Agreement. If the closing transaction contemplated by the Agreement does not occur, the Bridge Loan is payable in cash, with the date such payment is due dependent upon the reason the transaction fails to close. The Bridge Loan was made pursuant to a Bridge Loan Agreement between Aurelio and Telifonda, and is evidenced by a Bridge Loan Note from Aurelio to Telifonda. The Bridge Loan is secured by all assets of Aurelio, including all shares of stock held by Aurelio in its two subsidiaries, as set forth in the related General Security Agreement between Telifonda and Aurelio.

Aurelio will use the proceeds from the Bridge Loan to retire Aurelio's existing indebtedness under a set of debentures, and to make certain land payments owing in the third and fourth calendar quarters of 2008.

The foregoing summary of the Bridge Loan Agreement, the Bridge Loan Note and the General Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Bridge Loan Agreement, the Bridge Loan Note and the General Security Agreement which are filed as Exhibits 10.22, 10.23 and 10.24 hereto and are incorporated by reference herein.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Bridge Loan Agreement.

As part of the transaction contemplated by the Agreement, on September 30, 2008 Telifonda advanced $2,000,000 to Aurelio in the form of a Bridge Loan that will be repaid upon the closing of the transactions contemplated by the Agreement by offsetting the principle and interest outstanding under the Bridge Loan against the cash consideration due under the Agreement. The Bridge Loan is evidenced by a Bridge Loan Agreement and a Bridge Loan Note. As set forth in the related General Security Agreement, the Bridge Loan is secured by all assets of Aurelio, including all shares of stock held by Aurelio in its two subsidiaries. If the closing of the Agreement does not occur, the Bridge Loan is payable in cash, with the date of payment dependent upon the reason the Agreement fails to close.

Proceeds from the transactions will be used to retire Aurelio's existing indebtedness and for working capital purposes.

The foregoing summary of the Bridge Loan Agreement, the Bridge Loan Note and the General Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Bridge Loan Agreement, the Bridge Loan Note and the General Security Agreement which are filed as Exhibits 10.22, 10.23 and 10.24 hereto and are incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure

On October 2, 2008, Aurelio issued a news release announcing the execution of the Stock Purchase Agreement related to the sale of Bolsa Resources, Inc. and Aurelio's Hill Copper-Zinc Project. A copy of the press release is attached as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 of this report (i) is not "filed" under the Securities Exchange Act of 1934 and (ii) shall not be incorporated by reference into any previous or future filings made by Aurelio with the Securities Exchange Commission.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.19 - Stock Purchase Agreement
Exhibit 10.20 - Bolsa Net Smelter Return Royalty Agreement
Exhibit 10.21 - Gavilanes Net Smelter Return Royalty Agreement
Exhibit 10.22 - Bridge Loan Agreement
Exhibit 10.23 - Bridge Loan Note
Exhibit 10.24 - General Security Agreement
Exhibit 99.1 - News Release #08-14 - Aurelio Anounces Agreement to Sell Hill Copper-Zinc Project & 3% NSR in Gavilanes Gold Project to an Investment Company

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurelio Resource Corporation

Date: October 02, 2008	By:	/s/ Stephen B. Doppler
Stephen B. Doppler
President & CEO

Exhibit Index

Exhibit No.	Description
EX-10.20	Bolsa NSR Agreement
EX-10.21	Gavilanes NSR Agreement
EX-10.22	Bridge Loan Agreement
EX-10.23	Bridge Loan Note
EX-10.24	General Security Agreement
EX-99.1	News Release #08-14 Aurelio Announces Agreement to Sell
EX-10.19	Stock Purchase Agreement